Exhibit 10.1

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

RESTRICTED STOCK BONUS GRANT NOTICE

(2019 EQUITY INCENTIVE PLAN)

Glory Star New Media Group Holdings Limited (the “Company”), pursuant to its 2019 Equity Incentive Plan, as amended (the “Plan”), hereby awards to Participant as a bonus the number of Restricted Shares of the Company set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Bonus Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Bonus Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:

Grant Date:

Number of Restricted Shares Subject to Award:

Consideration:

Vesting Schedule:

By signing below or otherwise evidencing your acceptance of this Award in a manner approved by the Company, you agree to all of the terms and conditions contained in this Award and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award of Restricted Shares.

Date:	Glory Star New Media Group Holdings Limited

Bing Zhang, Chief Executive Officer

Date:	Participant

[Name]

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK BONUS AGREEMENT

Pursuant to the Restricted Stock Bonus Grant Notice (“Grant Notice”) and this Restricted Stock Bonus Agreement (collectively, the “Award”) and in consideration of your services, Glory Star New Media Group Holdings Limited (the “Company”) has awarded you (“Participant”) a stock bonus under its 2019 Equity Incentive Plan, as amended (the “Plan”) for the number of Restricted Shares specified in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Bonus Agreement but defined in the Plan shall have the same definitions as in the Plan. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

The details of your Award are as follows:

1. Delivery of Restricted Shares. As soon as practicable after the Grant Date, the Company will cause its transfer agent to either maintain a book entry account in your name reflecting the issuance of the Restricted Shares, or issue one or more stock certificates in your name evidencing the Restricted Shares. Any such stock certificate will be deposited with the Company or its designee, and bear an appropriate legend referring to the restricted nature of the Restricted Shares evidenced thereby. Any book-entry that reflects the issuance of such Restricted Shares will be subject to stop transfer instructions as provided in Sections 7(b) and (c). Your right to receive this Award is conditioned upon your execution and delivery to the Company of any instruments of assignment that may be necessary to permit transfer to the Company of all or a portion of the Restricted Shares if such Restricted Shares are forfeited in whole or in part.

2. Applicable Restrictions.

(a) Beginning on the Grant Date, you shall have all rights and privileges of a shareholder of the Company with respect to the Restricted Shares except as follows:

(i) None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered, subjected to a levy or attachment or disposed of before they vest other than a transfer upon your death in accordance with your will or the laws of descent and distribution, pursuant to a domestic relations order, or by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant

(ii) All or a portion of the Restricted Shares may be forfeited under the circumstances specified in Section 5.

(b) Any attempt to transfer or dispose of any Restricted Shares in a manner contrary to the transfer restrictions shall be void and of no effect.

(c) Participant shall be entitled to receive any dividends and other distributions paid with respect to such Restricted Shares; provided that any such dividends and other distributions will be subject to the same restrictions and risk of forfeiture as the Restricted Shares. If any such dividends or distributions are paid in Ordinary Shares, the Ordinary Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

3. Vesting of Restricted Shares. If you remain a Service Provider to the Company (or any Subsidiary) continuously from the Grant Date specified on the Award, then the Restricted Shares will vest in the number(s) and on the date(s) specified in the Vesting Schedule on the Award.

4. Release of Unrestricted Shares. Upon the vesting of Restricted Shares and the corresponding lapse of the transfer restrictions, and after the Company has determined that all conditions to the release of unrestricted Ordinary Shares to you, including compliance with all applicable legal requirements, have been satisfied, it shall release to you the unrestricted Ordinary Shares, as evidenced by issuance to you of a stock certificate without restrictive legend, by electronic delivery of such Ordinary Shares to a brokerage account designated by you, or by an unrestricted book-entry registration of such Ordinary Shares with the Company’s transfer agent.

5. Forfeiture of Restricted Shares. If your Service to the Company or any Subsidiary terminates before all of the Restricted Shares have vested, or if you attempt to transfer Restricted Shares in a manner contrary to the transfer restrictions, you will immediately forfeit all unvested Restricted Shares. Any Restricted Shares that are forfeited shall be returned to the Company for cancellation.

6. Securities Law Compliance. You may not be issued any Ordinary Shares under your Award unless the Ordinary Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Ordinary Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Any certificate or certificates representing the Restricted Shares will bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK BONUS AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) Stop-Transfer Notices. You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required to transfer on its books any Ordinary Shares subject to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement.

8. Award Not A Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue your employment. In addition, nothing in your Award shall obligate the Company or a Subsidiary, their respective shareholders, Board, Officers or Employees to continue any relationship that you might have as a Director, Employee or Consultant for the Company or a Subsidiary.

9. Withholding Obligations.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein.

10. Tax Consequences. You shall pay all taxes and discharge all other liabilities to which you may become subject as a result of your Award. The Company shall not be responsible for any tax or other liability to your Award and you shall indemnify the Company or a Subsidiary fully against all claims, demands, liabilities, actions, proceedings, fees, costs and expenses which the Company or a Subsidiary may suffer or incur (whether alone or jointly with other party or parties) for or in respect of any failure on the part of you to obtain any necessary consent or to pay tax or other liabilities referred therein.

11. Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Board in its sole discretion.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

12. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

This Restricted Stock Bonus Agreement shall be deemed to be signed by the Company and Participant upon the acceptance by the Participant of the Restricted Stock Bonus Grant Notice.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Bonus Grant Notice and Restricted Stock Bonus Agreement (the “Award”), ______________ [Participant’s Name] hereby sells, assigns and transfers unto Glory Star New Media Group Holdings Limited, a company organized under the laws of the Cayman Islands (“Assignee”) ________________________ (__________) ordinary shares of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ___________ herewith and do hereby irrevocably constitute and appoint Continental Stock Transfer & Trust as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award.

Dated:___________________________

Signatures:_________________________________________
[Participant’s Name], Recipient

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its right set forth in the Award without requiring additional signatures on your part.]

5